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                                                                  Exhibit 23(j)

           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the captions "Financial Highlights" and "Independent Registered Public Accounting Firm" and to the use of our reports, dated February 17, 2006, on the financial statements of Seligman Portfolios, Inc. (comprising, the Seligman Capital Portfolio, Seligman Cash Management Portfolio, Seligman Common Stock Portfolio, Seligman Communications and Information Portfolio, Seligman Global Technology Portfolio, Seligman International Growth Portfolio, Seligman Investment Grade Fixed Income Portfolio, Seligman Large-Cap Value Portfolio, and Seligman Smaller-Cap Value Portfolio) which is incorporated by reference in this Registration Statement (Form N-1A 33-15253 and 811-5221) of Seligman Portfolios, Inc.

                                          /s/ Ernst & Young LLP
                                          Ernst & Young LLP
New York, New York
April 21, 2006